Exhibit 99.1

News from Xerox

For Immediate Release	Xerox Corporation 201 Merritt 7 Norwalk, CT 06851-1056

tel +1-203-968-3000

Xerox Terminates Transaction Agreement with Fujifilm and Enters into New Agreement with Carl Icahn and Darwin Deason

•	Xerox Terminates Transaction Agreement to Combine with Fuji Xerox, then Enters into Settlement Agreement with Icahn and Deason

•	John Visentin to be Named Vice Chairman and Chief Executive Officer

•	New Xerox Board to Convene Immediately to Discuss Strategic Alternatives

NORWALK, Conn., May 13, 2018 - Xerox_(NYSE: XRX) today announced that, at 5:00 p.m. ET on May 13, 2018, it notified Fujifilm that the previously announced transaction agreement to combine Xerox with Fuji Xerox is being terminated in accordance with its terms due to, among other things, the failure by Fujifilm to deliver the audited financials of Fuji Xerox by April 15, 2018 and the material deviations reflected in the audited financials of Fuji Xerox, when delivered, from the unaudited financial statements of Fuji Xerox and its subsidiaries provided to Xerox prior to the date of the Subscription Agreement and taking into account other circumstances limiting the ability of the Company, Fujifilm and Fuji Xerox to consummate a transaction.

Thereafter, Xerox entered into a new settlement agreement with Carl Icahn and Darwin Deason. The settlement agreement resolves the pending proxy contest in connection with the company’s 2018 Annual Meeting of Shareholders and Mr. Deason’s litigation against Xerox and its directors. It does not affect any claims of Mr. Deason or other Xerox shareholders against Fujifilm for aiding and abetting.

Under the terms of the settlement agreement, the following occurred:

•	Xerox appointed five new members to its Board of Directors: Jonathan Christodoro, Keith Cozza, Nicholas Graziano, Scott Letier and John Visentin.

•	Gregory Brown, Joseph Echevarria, Cheryl Krongard and Sara Martinez Tucker will continue to serve as members of the Xerox Board of Directors.

•	Robert J. Keegan, Charles Prince, Ann N. Reese, William Curt Hunter, and Stephen H. Rusckowski each resigned from the Board of Directors of Xerox.

•	Jeff Jacobson resigned from his role as Chief Executive Officer and as a member of the Board of Directors of Xerox.

Subsequent to joining the Xerox Board of Directors, Keith Cozza, the Chief Executive Officer of Icahn Enterprises L.P., is expected to be appointed as the new Chairman of the Board of Directors of Xerox, and John Visentin is expected to be appointed as the Vice Chairman and new Chief Executive Officer of Xerox.

As part of the agreement, Xerox and Carl Icahn will withdraw their respective nominations of any other director candidates for election at the 2018 Annual Meeting of Shareholders. Xerox will continue to waive the advance notice bylaw to enable any Xerox shareholder to provide notice of intent to nominate directors for election at the 2018 Annual Meeting of Shareholders until June 13, 2018. The 2018 Annual Meeting of Shareholders will be postponed to a later date.

The new Board of Directors plans to meet immediately and, among other things, begin a process to evaluate all strategic alternatives to maximize shareholder value.

The former Board of Directors of Xerox provided the following statement:

“Over the past several weeks, the Xerox Board has repeatedly requested that Fujifilm immediately enter into negotiations on improved terms for a proposed transaction. Despite our insistence, Fujifilm provided no assurance that it will do so within an acceptable timeframe. The Xerox Board believes that the transaction cannot reasonably be expected to be completed under these circumstances, particularly given the court’s injunction of the transaction and the lack of shareholder support for the transaction on current terms, as well as the unresolved accounting issues at Fuji Xerox.

The Board also considered the potential instability and business disruption during a proxy contest. Absent a viable, timely transaction with Fujifilm, the Xerox Board believes it is in the best interests of the company and all of its shareholders to terminate the proposed transaction and enter a new settlement agreement with Icahn and Deason. Under the agreement, the Xerox Board will be reconstituted to determine the best path forward to maximize value for Xerox shareholders.”

Carl Icahn provided the following statement:

“We are extremely pleased that Xerox finally terminated the ill-advised scheme to cede control of the company to Fujifilm. With that behind us and new shareholder-focused leadership in place, today marks a new beginning for Xerox. We have often said that the most important person at a company (by far) is the CEO. We are therefore also pleased that John Visentin, a tried and true veteran in this area, will be taking the helm.”

Darwin Deason provided the following statement:

“With the limiting Fujifilm agreement terminated, Xerox is now positioned to conduct a true, robust strategic alternatives process. John Visentin has spent weeks preparing himself to run the company and speaking to numerous market participants regarding strategic alternatives. Xerox is fortunate to have someone with his experience and preparation to lead it through this exciting and transformative time.”

New Director Biographies

Giovanni (“John”) Visentin is expected to be the Vice Chairman and Chief Executive Officer of Xerox Corporation. Prior to being appointed to that role, Mr. Visentin was a Senior Advisor to the Chairman of Exela Technologies and an Operating Partner for Advent International, where he provided advice, analysis and assistance with respect to operational and strategic business matters in the due diligence and evaluation of investment opportunities. John was also a consultant to Icahn Capital in connection with a proxy contest at Xerox Corporation from March 2018 to May 2018. In October 2013, Mr. Visentin was named Executive Chairman and Chief Executive Officer of Novitex Enterprise Solutions following the acquisition of Pitney Bowes Management Services by funds affiliated with Apollo Global Management. In July 2017, Novitex closed on a business combination with SourceHOV, LLC and Quinpario Acquisition Corp. 2 to form Exela Technologies, becoming one of the largest global providers of transaction processing and enterprise information management solutions. Exela Technologies now trades on the NASDAQ under the ticker symbol XELA. Mr. Visentin was previously an Advisor with Apollo Global Management and contributed to their February 2015 acquisition of Presidio, the leading provider of professional and managed services for advanced IT solutions, where he was Chairman of the Board of Directors from February 2015 to November 2017. Mr. Visentin has managed multibillion dollar business units in the IT services industry (at each of Hewlett-Packard and IBM) and over the course of his career has a proven track record transforming complex operations to consistently drive profitable growth. Mr. Visentin graduated from Concordia University in Montreal, Canada, with a Bachelor of Commerce.

Jonathan Christodoro is a private investor. Mr. Christodoro served as a Managing Director of Icahn Capital LP, where he was responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies, from July 2012 to February 2017. Prior to joining Icahn Capital, Mr. Christodoro served in various investment and research roles at P2 Capital Partners, LLC, Prentice Capital Management, LP and S.A.C. Capital Advisors, LP. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries. Mr. Christodoro has been a director of: PayPal Holdings, Inc., a technology platform company that enables digital and mobile payments worldwide, since July 2015; Lyft, Inc., a mobile ride-sharing application, since May 2015; Enzon Pharmaceuticals, Inc., a biotechnology company, since October 2013 (and has been Chairman of the Board of Enzon since November 2013); and Herbalife Ltd., a nutrition company, since April 2013. Mr. Christodoro was previously a director of: Xerox, from June 2016 to December 2017; Cheniere Energy, Inc., a developer of natural gas liquefaction and export facilities and related pipelines, from August 2015 to August 2017; American Railcar Industries, Inc., a railcar manufacturing company, from June 2015 to February 2017; Hologic, Inc., a supplier of diagnostic, medical imaging and surgical products, from December 2013 to March 2016; eBay Inc., a global commerce and payments company, from March 2015 to July 2015; and Talisman Energy Inc., an independent oil and gas exploration and production company, from December 2013 to May 2015. American Railcar Industries is indirectly controlled by Carl C. Icahn. Mr. Icahn has or previously had non-controlling interests in each of Xerox, PayPal, eBay, Lyft, Cheniere, Hologic, Talisman, Enzon and Herbalife through the ownership of securities. Mr. Christodoro received an M.B.A from the University of Pennsylvania’s Wharton School of Business with Distinction, majoring in Finance and Entrepreneurial Management. Mr. Christodoro received a B.S. in Applied Economics and Management Magna Cum Laude with Honors Distinction in Research from Cornell University. Mr. Christodoro also served in the United States Marine Corps.

Keith Cozza has been the President and Chief Executive Officer of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion, since February 2014. In addition, Mr. Cozza has served as Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds, since February 2013. From February 2013 to February 2014, Mr. Cozza served as Executive Vice President of Icahn Enterprises. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza has been a director of: Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since February 2014; and Icahn Enterprises L.P., since September 2012. In addition, Mr. Cozza serves as a director of certain wholly-owned subsidiaries of Icahn Enterprises L.P., including: Federal-Mogul Holdings LLC (formerly known as Federal-Mogul Holdings Corporation), a supplier of automotive powertrain and safety components; Icahn Automotive Group LLC, an automotive parts installer, retailer and distributor; and PSC Metals Inc., a metal recycling company. Mr. Cozza was previously: a director of Herbalife Ltd., a nutrition company, from April 2013 to April 2018; a member of the Executive Committee of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, from June 2014 to June 2017; a director of FCX Oil & Gas Inc., a wholly-owned subsidiary of Freeport-McMoRan Inc., from October 2015 to April 2016; a director of CVR Refining, LP, an independent downstream energy limited partnership, from January 2013 to February 2014; and a director of MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 to August 2012. Federal-Mogul, Icahn Automotive, CVR Refining, Icahn Enterprises, PSC Metals, and Tropicana are each indirectly controlled by Carl C. Icahn, and American Railcar Leasing was previously indirectly controlled by Mr. Icahn. Mr. Icahn also has or previously had non- controlling interests in Freeport-McMoRan, Herbalife and MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton.

Nicholas Graziano has served as Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since February 2018. Mr. Graziano was previously the Founding Partner and Chief Investment Officer of the hedge fund Venetus Partners LP, where he was responsible for portfolio and risk management, along with day-to-day firm management, from June 2015 to August 2017. Prior to founding Venetus, Mr. Graziano was a Partner and Senior Managing Director at the hedge fund Corvex Management LP from December 2010 to March 2015. At Corvex, Mr. Graziano played a key role in investment management and analysis, hiring and training of analysts and risk management. Prior to Corvex, Mr. Graziano was a Portfolio Manager at the hedge fund Omega Advisors, Inc., where he managed a proprietary equity portfolio and made investment recommendations, from September 2009 until December 2010. Before Omega, Mr. Graziano served as a Managing Director and Head of Special Situations Equity at the hedge fund Sandell Asset Management, where he helped build and lead the special situations team responsible for managing a portfolio of concentrated equity and activist investments, from July 2006 to July 2009. Mr. Graziano has served on the Board of Directors of Herbalife Ltd., a nutrition company, since April 2018. Mr. Graziano previously served on the Board of Directors of each of: Fair Isaac Corporation (FICO) from February 2008 to May 2013; WCI Communities Inc. from August 2007 to August 2009; and InfoSpace Inc. from May 2007 to October 2008. Carl C. Icahn has non-controlling interests in Herbalife through the ownership of securities. Sandell Asset Management had non-controlling interests in FICO and InfoSpace through the ownership of securities. Mr. Graziano completed a five-year undergraduate/MBA program at Duke University earning a BA in Economics and an MBA from The Fuqua School of Business.

A. Scott Letier has been Managing Director of Deason Capital Services, LLC, (“DCS”) the family office for Darwin Deason, since July 2014. Prior to joining DCS, Mr. Letier was the Managing Director of JFO Group, LLC, the family office for the Jensen family from September 2006 to July 2014. Mr. Letier has over 20 years of prior leadership roles serving as a private equity investment professional and chief financial officer, and began his career in the audit group at Ernst & Whinney (Now Ernst & Young). Mr. Letier has served on numerous boards in the past, and currently serves on the Board of Directors for various private companies, including Stellar Global, LLC, an Australian and US based BPO/CRM Call Center Company, Colvin Resources Group, a Dallas based search and staffing firm, Grow 52, LLC (dba, Gardenuity), a tech enabled retailer, and serves on the fund advisory board of Griffis Residential, a Denver based multi-family real estate management and investment firm. Mr. Letier also serves as Treasurer, board member, executive committee member, and is Chairman of the audit and finance committees of the Dallas County Community College District Foundation. Mr. Letier is a Certified Public Accountant and has a BBA with a concentration in accounting from the Southern Methodist University – Cox School of Business.

Cautionary Statement Regarding Forward-Looking Statements

This communication, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; changes in economic and political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to manage changes in the printing environment and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the risk that we do not realize all of the expected strategic and financial benefits from the separation and spin-off of our Business Process Outsourcing business; the effects on our business resulting from actions of activist shareholders; the results of any process to evaluate strategic alternatives; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2017 Annual Report on Form 10-K, as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

Fuji Xerox Co., Ltd. (“Fuji Xerox”) is a joint venture between Xerox and Fujifilm in which Xerox holds a noncontrolling 25% equity interest and Fujifilm holds the remaining equity interest. In April 2017, Fujifilm formed an independent investigation committee (the “IIC”) to primarily conduct a review of the appropriateness of the accounting practices at Fuji Xerox’s New Zealand subsidiary and at other subsidiaries. The IIC completed its review during the second quarter 2017 and identified aggregate adjustments to Fuji Xerox’s financial statements of approximately JPY 40 billion (approximately $360 million) primarily related to misstatements at Fuji Xerox’s New Zealand and Australian subsidiaries. We determined that our share of the total adjustments identified as part of the investigation was approximately $90 million and impacted our fiscal years 2009 through 2017. We revised our previously issued annual and interim consolidated financial statements for 2014, 2015 and 2016 and the first quarter of 2017. However, Fujifilm and Fuji Xerox continue to review Fujifilm’s oversight and governance of Fuji Xerox as well as Fuji Xerox’s oversight and governance over its businesses in light of the findings of the IIC. At this time, we can provide no assurances relative to the outcome of any potential governmental investigations or any consequences thereof that may happen as a result of this matter.

About Xerox

Xerox Corporation is a technology leader that innovates the way the world communicates, connects and works. We understand what’s at the heart of sharing information – and all of the forms it can take. We embrace the integration of paper and digital, the increasing requirement for mobility, and the need for seamless integration between work and personal worlds. Every day, our innovative print technologies and intelligent work solutions help people communicate and work better. Discover more at www.xerox.com and follow us on Twitter at @Xerox.

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Media Contact:

Carl Langsenkamp, Xerox, +1-585-423-5782, carl.langsenkamp@xerox.com

Investor Contact:

Jennifer Horsley, Xerox, +1-203-849-2656, jennifer.horsley@xerox.com

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